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                                                               Exhibit 10.1.8.a.

                            AMENDMENT NO. 2 TO THE
                             TERRA INDUSTRIES INC.
                             SUPPLEMENTAL DEFERRED
                               COMPENSATION PLAN

     Terra Industries Inc. desires to amend its Supplemental Deferred Compensation Plan as amended as of May 1, 1995 (the "Plan"), all on the terms and conditions herein. Accordingly, the Plan is hereby amended as follows:

     (a)  Article VI of the Plan shall be amended by adding the following new section 6.06 therein reading in its entirety as follows:

          "6.06  Early Distribution. The Participant may elect, before or after
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     Participant's Retirement or Termination of Service, to receive a distribution with respect to the value of part or all of the vested portion of the Participant's Bookkeeping Account. Any such distribution shall be equal to the value of the portion of the Participant's Bookkeeping Account elected, less a forfeiture penalty of 20% of that value, and the amount distributed shall be in full satisfaction of the Participant's rights with respect to the portion of the account so elected."

     (b)  Article X of the Plan shall be amended by adding the following new section 10.05 therein reading in its entirety as follows:

          "10.05.  Legal Fees or Expenses. The Company shall reimburse the
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     Participant for any legal fees and expenses reasonably incurred in connection with the enforcement of Participant's rights under this Plan; provided that the Company shall not be required to reimburse for such fees or expenses unless the resolution of any enforcement action taken by the Participant is substantially in favor of the Participant, whether by adjudication, settlement or otherwise."

     (c) Except as herein provided, the Plan shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the 26/th/ day of July , 2000.
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                                            TERRA INDUSTRIES INC.


                                            By  /s/ George H. Valentine
                                                -----------------------------

                                            Its  Senior Vice President
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